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                                                                   EXHIBIT (11)

               [Letterhead of The Franklin Life Insurance Company]
                                   July 17, 1998




The Franklin Life Insurance Company
#1 Franklin Square
Springfield, IL 62713



Gentlemen:

    With reference to the Registration Statement on Form N-14 filed with the Securities and Exchange Commission covering certain units of interests in Franklin Life Variable Annuity Fund A, a separate account of The Franklin Life Insurance Company, I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examinations, it is my opinion that:

    1) The Franklin Life Insurance Company is duly organized and validly existing under the laws of the State of Illinois.

    2)   The units of interest, when issued as contemplated by the said
         Form N-14 Registration Statement, will constitute legal, validly issued and binding obligations of The Franklin Life Insurance Company.

    I hereby consent to the filing of this opinion as an exhibit to the said Form N-14 Registration Statement. In giving this consent, I am not admitting that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                      Very truly yours,

                                                      /s/ Elizabeth E. Arthur
                                                      Elizabeth E. Arthur
                                                      Associate General Counsel